UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2004

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	333-47647 (Commission File Number)	95-4676679 (I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 9. Regulation FD Disclosure

On July 27, 2004 American States Water Company announced that American States Utility Services, Inc. (ASUS) subsidiary has reached an agreement to own, operate and maintain the water and wastewater systems at Ft. Bliss, located near the City of El Paso, Texas, through a wholly-owned subsidiary, Fort Bliss Water Services Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: July 27, 2004	/s/ Floyd E. Wicks

Floyd E. Wicks
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2004